NETSMART TECHNOLOGIES, INC.
EXHIBIT 11.1 - CALCULATION OF EARNINGS PER SHARE



                                                 Nine Months ended September 30,
                                                       1999          1998
                                                       ----          ----

Average shares outstanding                           2,902,608     2,779,075
  Dilutive effect of stock options
  and warrants computed by use
  of treasury stock method                             563,863           --
                                                     ---------     ---------
                                                     3,466,471     2,779,075
                                                     ---------     ---------

Computation of Earnings Per
  Share=Net Income/Average
  common and common share
  equivalent shares                                $ 1,183,810    $ (234,105)
outstanding                                          3,466,471     2,779,075
                                                     ---------     ---------

Earnings Per Share                                 $       .34    $     (.08)